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                                                                 EXHIBIT 10.2(b)

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     This  Agreement,  dated  as  of  December  1,  1993,  amending  the Leasing
Agreement, dated as of November 16, 1993 (the 'Lease'), by and between Citicorp North America, Inc. (formerly known as Citicorp Industrial Credit, Inc.), as lessor (hereinafter called 'Lessor'), and First Brands Corporation, as lessee (hereinafter called 'Lessee').

     In consideration of the mutual covenants hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lessor and Lessee hereby agree as follows:

          1. The second sentence of Subsection 9(a) of the Lease is hereby deleted and the following sentence is hereby inserted therefor:

             'All Partial Lease Terminations, subject to the Maximum Aggregate Termination Amount, shall be treated as an event of loss pursuant to the provisions of Section 10 hereof.'

          2. Subsection 9(c) of the Lease is hereby deleted in its entirety and the following Subsection (c) is hereby inserted therefor:

             '(c) Termination Pursuant to a Sale. In arranging a Total Lease Termination by sale pursuant to this Section 9, Lessee shall use its best efforts to obtain sale proceeds not less than the Fair Market Value of all of the Items. If Lessor and Lessee cannot agree upon such Fair Market Value they shall utilize the Appraisal Procedure to determine the Fair Market Value. If the proposed sale price specified in the notice referred to in Section 9(b) hereof is less than the Unguaranteed Residual with respect to all of the Items, Lessee shall not proceed to sell such Items until it has received the consent of Lessor, which consent shall not be unreasonably withheld.

             In  connection  with a  Total  Lease Termination  pursuant  to this
        Section 9(c), Lessee shall make a payment to Lessor on the applicable Termination Date in a sum equal to (i) the Proceeds of Sale, plus (ii) Additional Rent, if any, plus (iii) the Economic Payment, if any. The lease of all of the Items and Lessee's obligation to pay Rent hereunder shall continue until such payment is received by Lessor, or Lessor's assignee, and shall thereupon terminate. If the Proceeds of Sale of all of the Items are less than the Unamortized Value of such Items at the time of the termination of the lease hereunder, but equal to or greater than the Unguaranteed Residual, Lessee shall forthwith pay as Additional Rent an amount equal to the difference between the amount of the Proceeds of Sale and such Unamortized Value. If the Proceeds of Sale of all of the Items are less than the Unguaranteed Residual, Lessee shall at the same time pay Lessor as Additional Rent a sum equal to the Unamortized Value of such Items less the Unguaranteed Residual, plus any Contingent Rent due for the Items; provided, however, that the amount of any Contingent Rent due will not be greater than the amount by which the Unguaranteed Residual exceeds such Proceeds of Sale. If the Proceeds of Sale of all of the Items are greater than the Unamortized Value of such Items at the time of the termination of the lease hereunder, Lessor, in consideration of Lessee's agreement hereunder to repair, maintain and insure the Equipment, shall as an adjustment of Rent forthwith pay to Lessee or, at the option of Lessee, credit Lessee's account in an amount equal to the difference between said Proceeds of Sale and said Unamortized Value, subject, however, to satisfaction of the Economic Payment. If for any quarter funds are payable by Lessor to Lessee under this Section 9(c), the amount so payable may be deducted by Lessee from funds payable during the same quarter by Lessee for Rent of the Equipment.'

          3. The portion of the third sentence of Subsection 10(a) of the Lease preceding Subsection (k) thereof is hereby deleted and the following language is hereby inserted therefor:

             'In the event of total destruction of any of the Equipment or damage beyond repair or the commandeering, conversion or other such loss of any of the Equipment, or if the use thereof by Lessee in its regular course of business is prevented by the act of any third person or persons, or any Governmental Authority, for a period exceeding ninety
        (90) days, or if any of the Equipment is attached (other than on a claim against Lessor but not Lessee) or is seriously damaged and the attachment is not removed or the Equipment not repaired, as the case may be, in a period of ninety (90) days or if the Equipment is subject to a Partial Lease

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        Termination pursuant to Section 9(a) (an  `event of loss'), then in  any such event and subject to the provisions of Section 10(be) hereof:'

          4. This Agreement shall be effective as of December 1, 1993.

          5. Except as hereinabove set forth, all of the terms and conditions of the Lease shall remain in full force and effect.

     IN WITNESS WHEREOF, Lessor and Lessee, through their authorized officers, have duly executed this Rider No. 1 as of the day and year first above written.

                                          CITICORP NORTH AMERICA, INC., Lessor

                                          By       /s/ JOSEPH M. GALLAGHER
                                             ...................................

                                                   TITLE: VICE PRESIDENT

                                          FIRST BRANDS CORPORATION, Lessee

                                          By       /s/ LEONARD A. DECECCHIS
                                             ...................................

                                             TITLE: VICE PRESIDENT & TREASURER

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